FUNDING ESCROW AGREEMENT

                                  between

                       EDISON BROTHERS STORES, INC.,

                   EDISON BROTHERS APPAREL STORES, INC.

                                    and

                      MERCANTILE TRUST COMPANY, N.A.,

                              as Escrow Agent

                                dated as of

                            September 26, 1997

                       TABLE OF CONTENTS

                                                             Page

1.   DEFINITIONS                                                1

2.   APPOINTMENT OF ESCROW AGENT.                               5
          2.1.                         Appointment and Acceptance
          5

3.   FUNDING ESCROW ASSETS DEPOSITED WITH AND DELIVERED TO THE ESCROW
     AGENT                                                      5
          3.1.Deposit into Funding Escrow of Funding Escrow Initial
          Cash                                                  5
          3.2.     Deposit into Funding Escrow of Funding Escrow
          Properties Conveyance Documents                       5
          3.3.                                  No Other Deposits
          6
          3.4.                                        Other Items
          6

4.   PURPOSE AND OPERATION OF FUNDING ESCROW                    6
          4.1.                                            Purpose
          6
          4.2.                                          Operation
          6
          4.3.                           Funding Escrow Mortgages
          7
          4.4.Return of Funding Escrow Assets and Release of Funding
          Escrow Mortgages                                      8

5.   OTHER PROVISIONS AFFECTING THE ESCROW AGENT                8
          5.1.                                               Fees
          8
          5.2.                                    Indemnification
          8
          5.3.  Authorized Representative of the Company and EBAS
          9
          5.4.                                       Instructions
          9
          5.5.                                  Other Protections
          9
          5.6.                               Distribution Records
          10

6.   TERM AND TERMINATION                                      10
          6.1.                                               Term
          10
          6.2.                              Effect of Termination
          10

7.   MISCELLANEOUS                                             10
          7.1.                                            Notices
          10
          7.2.                       No Third Party Beneficiaries
          12
          7.3.                    Entire Agreement; Modifications
          12
          7.4.                                      Governing Law
          13
          7.5.                                       Severability
          13
          7.6.                                           Headings
          13
          7.7.                                            Plurals
          13
          7.8.                                       Counterparts
          13
          7.9.                                      Assignability
          14
Annexes

Annex A   -    Fees and expenses of the Escrow Agent
Annex B        -    Names, positions and specimen signatures of persons
               authorized to act for Edison Brothers Stores, Inc. and Edison Brothers Apparel Stores, Inc.

Exhibit

Exhibit A      -    Funding Escrow Mortgages

                  FUNDING ESCROW AGREEMENT

          FUNDING ESCROW AGREEMENT (this Agreement ) dated as of September 26, 1997 (the Effective Date ) between Edison Brothers Stores, Inc., a Delaware corporation (the Company ), Edison Brothers Apparel Stores, Inc., a Missouri corporation ( EBAS ), and Mercantile Trust Company, N.A., as escrow agent (the Escrow Agent ).

                      R E C I T A L S

           WHEREAS, the Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated June 30, 1997 has been confirmed by order (the Confirmation Order ), entered September 9, 1997, of the United States Bankruptcy Court for the District of Delaware (as so confirmed, the Plan ); and

           WHEREAS,  the Company and EBAS desire to establish, pursuant  to
Section 1123(b)(3)(B) of the Bankruptcy Code, the Funding Escrow for the benefit of the Reorganized Debtors and holders of New Notes, as provided in
Section 5.2 of the Plan;

           NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Company, EBAS and the Escrow Agent hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

       Agreement   shall  have the meaning assigned to  such  term  in  the
introductory paragraph hereto.

       Bankruptcy Code shall mean title 11 of the United States Code, as amended from time to time.

       Business Day shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Missouri.

      Cash  shall have the meaning assigned to such term in the Plan.

      Cash Equivalents  shall mean:

     (i) direct obligations of, and obligations fully guaranteed as to the full and timely payment of principal and interest, if any, by, the United States of America;

      (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that, at the time of the investment therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall be rated A-1 by Standard & Poor's or P-1 by Moody's;

      (iii) commercial paper that, at the time of the investment therein, is rated A-1 by Standard & Poor's or P-1 by Moody's;

      (iv) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

      (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment of principal and interest, if any, by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) above or (B) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated A-1 by Standard & Poor's or P-1 by Moody's and long term unsecured debt obligations are rated AAA by Standard & Poor's or Aaa by Moody's; and

     (vi) money market mutual funds registered under the Investment Company Act of 1940, as amended, which invest solely in securities referred to in clauses (i) through (v) above, have a rating, at the time of such investment, from either Standard & Poor's or Moody's in the highest investment category granted thereby and seek to maintain a net asset value of $1.00 per unit (including funds for which the Indenture Trustee, the Escrow Agent or any of their respective affiliates is investment manager or advisor).

       Company   shall  have  the meaning assigned  to  such  term  in  the introductory paragraph hereto.

       Confirmation Order shall have the meaning assigned to such term in the recitals hereto.

       Debtors   shall  mean,  collectively, the Company,  Edison  Brothers
Apparel Stores, Inc., Edison Brothers Shoe Stores, Inc., Edison Paymaster, Inc., Edison Brothers Redevelopment Corporation, Edbro Missouri Realty Company, Inc., Edison Alabama Stores, Inc., Edison Arkansas Stores, Inc., Edison Colorado Stores, Inc., Edison Brothers Company, Edison Hawaii Stores, Inc., Edison Illinois Stores, Inc., Edison Kansas Stores, Inc., Edison Kentucky Stores, Inc., Edison Louisiana Stores, Inc., Edison Maryland Stores, Inc., Edison Massachusetts Stores, Inc., Edison Michigan Stores, Inc., Edison Minnesota Stores, Inc., Edison Mississippi Stores, Inc., Edison Nebraska Stores, Inc., Edison New Jersey Stores, Inc., Edison New Mexico Stores, Inc., Edison New York Stores, Inc., Edison Ohio Stores, Inc., Edison Oklahoma Stores, Inc., Edison Oregon Stores, Inc., Edison Pennsylvania Stores, Inc., Edison Tennessee Stores, Inc., Edison Texas Stores, Inc., Edison Utah Stores, Inc., Edbro Ohio Realty, Inc., EBSS-Montana, Inc., EBSS-North Central, Inc., EBSS-Indiana, Inc., EBSS-Iowa, Inc., EBSS-Kansas, Inc., EBSS-Wisconsin, Inc., EBSS-Northeast, Inc., EBSS-South, Inc., EBSS-Mideast, Inc., EBSS-Michigan, Inc., EBSS-East, Inc., EBSS-Ohio, Inc., EBSS-Pennsylvania, Inc., EBSS-Texas, Inc., EBSS-West, Inc., Edison Puerto Rico Stores, Inc., Ebscat, Inc., Edison Brothers Mall Entertainment, Inc., Horizon Entertainment, Inc., Edison Brothers Stores
International, Inc., Edisur, Inc., EBS Holdings Corp., Edison Whittier Warehouse, Inc., Edbro California USG -- 2, Inc., Edbro Missouri USG -- 2, Inc., Edbro California USG -- 1, Inc., Industrial Design, Inc., Webster Clothes, Inc., Z&Z Fashions, Ltd., Webster-Rossville, Inc., Time-Out Family Amusement Centers, Inc., Tofac of Puerto Rico, Inc., Sacha Shoes Ltd. and Mandel's of California.

        EBAS   shall  have  the  meaning  assigned  to  such  term  in  the introductory paragraph hereto.

       Effective Date shall have the meaning assigned to such term in the introductory paragraph hereto.

       Escrow Agent shall have the meaning assigned to such term in the introductory paragraph hereto.

      Funding Escrow shall mean the escrow of the Funding Escrow Assets by the Company and EBAS with the Escrow Agent created, established and governed by this Agreement.

       Funding Escrow Assets shall mean, collectively, (1) the Funding Escrow Initial Cash deposited by the Company with the Escrow Agent hereunder on the Effective Date, (2) the Funding Escrow Properties Conveyance Documents deposited by the Company and EBAS with the Escrow Agent hereunder on the Effective Date, and (3) anything deposited in or transferred to or earned by the Funding Escrow on or after the Effective Date (including Funding Escrow Cash).

       Funding Escrow Cash  shall have the meaning assigned to such term in
Section 3.1 hereof.

       Funding Escrow Initial Cash shall have the meaning assigned to such term in Section 3.1 hereof.

       Funding Escrow Mortgages shall mean the mortgages on the Funding Escrow Properties in substantially the form attached hereto as Exhibit A, as such form may be required to be modified to comply with applicable state law.

       Funding Escrow Properties shall mean the following properties owned by the Debtors: (1) that certain parcel of land containing a five-story building plus basement comprising the whole of Block 282 of the City of St. Louis located at 1230 North Second Street, St. Louis, Missouri; (2) that certain parcel of land containing a four-story building plus basement located in Cook County, Illinois at 131-133 South State Street, Chicago, Illinois; (3) that certain parcel of land containing approximately 15.02 acres together with a building thereon containing approximately 309,444 square feet of ground floor space with accompanying parking facility and truck areas located at 1351 Redmond Road, Rome, Georgia; and (4) that certain parcel of land in Princeton, Potaka County, Indiana, containing approximately 41.19 acres together with a building thereon containing approximately 369,000 square feet of ground floor space with accompanying parking facility and truck areas located at U.S. 41 and Highway 100, Princeton, Indiana.

       Funding  Escrow  Properties Conveyance  Documents   shall  mean  the
original deed (or a certified copy thereof) to each of the Funding Escrow Properties.

      Funding Escrow Trust Account shall have the meaning assigned to such term in Section 3.1 hereof.
       Indenture  Trustee   shall  mean the Trustee  under  the  New  Notes
Indentures.

      New Notes  shall have the meaning assigned to such term in the Plan.

      New Notes Indentures shall have the meaning assigned to such term in the Plan.

       Officer's Certificate shall mean a certificate of the Company and EBAS signed by one of the authorized Company and EBAS officers listed on Annex B attached hereto, as the same may be supplemented or modified pursuant to Section 5.3 hereof.

       Plan   shall have the meaning assigned to such term in the  recitals hereto.

       Reorganized Debtors shall have the meaning assigned to such term in the Plan.

       Termination  Date  shall have the meaning assigned to such  term  in
Section 6.1 hereof.

2.   APPOINTMENT OF ESCROW AGENT.

      2.1. Appointment and Acceptance. The Company and EBAS hereby appoint the Escrow Agent to act as agent for the Company and EBAS in accordance with the instructions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment.

3.   FUNDING  ESCROW  ASSETS  DEPOSITED WITH AND DELIVERED  TO  THE  ESCROW
     AGENT.

      3.1. Deposit into Funding Escrow of Funding Escrow Initial Cash. Pursuant to the Plan, on the Effective Date, the Company shall deposit (or cause to be deposited) with the Escrow Agent, as part of the Funding Escrow, by wire transfer of immediately available funds (to Mercantile Bank of St. Louis, N.A.; ABA No. 081000210; Credit Account No. 476740-0172;
Attn: Mary L. Parker; For further credit to Account No. 41322440), Cash in the amount of $17,624,076 (the Funding Escrow Initial Cash ). The Escrow Agent shall hold the Funding Escrow Initial Cash and all other Cash or other funds contained from time to time in the Funding Escrow, whether derived from new deposits therein pursuant to the terms of this Agreement, investment earnings on the amounts therein or otherwise (the Funding Escrow Initial Cash and all such other Cash and funds, collectively, the Funding Escrow Cash ) in a separate trust account (the Funding Escrow Trust Account ) in its name for the benefit of the Reorganized Debtors and holders of New Notes hereunder, previously established by it for such purpose, until withdrawn for distribution in accordance with the terms of this Agreement. The Escrow Agent shall invest the Funding Escrow Cash in such  Cash Equivalents as the Escrow Agent shall be directed from  time  to
time  by  the  Company.   All risk of loss on the Funding  Escrow  Cash  so
invested shall be at the risk of the Company. The Company shall be responsible for the payment of all taxes and the filing of all returns in respect of any earnings on such Funding Escrow Cash.

      3.2.  Deposit  into  Funding  Escrow  of  Funding  Escrow  Properties
Conveyance Documents. Pursuant to the Plan, on the Effective Date, the Company and EBAS shall deposit (or cause to be deposited) with the Escrow Agent, as part of the Funding Escrow, the Funding Escrow Properties Conveyance Documents (except with respect to those Funding Escrow Properties as to which the Debtors have, prior to the Effective Date, entered into a contract to sell, sell and lease back or otherwise dispose
of). The Escrow Agent shall hold the Funding Escrow Properties Conveyance Documents in the Funding Escrow, until returned to the Company or EBAS, including for execution and delivery in connection with a sale, sale and lease back or other disposition of the Funding Escrow Properties, in each case in accordance with the terms of this Agreement.

      3.3.  No  Other  Deposits.   Neither the Company  nor  EBAS  has  any
obligation to deposit with or transfer to the Escrow Agent any assets or properties other than as set forth in Sections 3.1 and 3.2 hereof.

      3.4.  Other  Items.   The  Company has  delivered  (or  will  shortly
hereafter deliver) to the Escrow Agent photocopies of the following documents:

                     (1) the Debtors' Joint Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated June 30, 1997 pertaining to the Plan;

                    (2)  the Plan; and

                    (3)  the Confirmation Order.

4.   PURPOSE AND OPERATION OF FUNDING ESCROW.

      4.1. Purpose. The purpose of the Funding Escrow shall be to prefund the interest payments required to be paid by the Company under the terms of the New Notes through and including July 31, 2000.

      4.2.  Operation.   The  Company shall have  the  right  in  its  sole
discretion to, at any time and from time to time, pursuant to an Officer's Certificate (which the Escrow Agent shall comply with):

           (1) Transfer Funding Escrow Cash. Direct the Escrow Agent to transfer to the Company or the Indenture Trustee for the benefit of the holders of the New Notes in immediately available funds those amounts of Funding Escrow Cash necessary to timely pay the interest payments required to be paid by the Company under the terms of the New Notes through and including July 31, 2000; provided, however, that after the occurrence and during the continuation of an Event of Default under the New Notes Indentures caused by the failure of the Company to pay interest on the New Notes under the terms thereof through and including July 31, 2000, the Escrow Agent shall, upon the written direction of the Indenture Trustee, promptly distribute to the Indenture Trustee, for the benefit of the holders of the New Notes, that amount of Funding Escrow Cash equal to the lesser of (1) the interest payments required to be paid by the Company under the terms of the New Notes through and including July 31, 2000 that are then due and payable and (2) such Funding Escrow Cash;

           (2) Dispose of Funding Escrow Properties. Direct the Escrow Agent to deliver to the Company or EBAS any or all of the Funding Escrow Properties Conveyance Documents and to release the related Funding Escrow Mortgages to enable the Company or EBAS to sell, sell and lease back or otherwise dispose of, on the terms established by the Company, any or all of the Funding Escrow Properties; provided that the proceeds therefrom (net of taxes, expenses and other costs) shall be transferred to the Escrow Agent and the Escrow Agent shall deposit such proceeds in the Funding Escrow (the Company and EBAS shall pay the taxes relating to and operating costs of the Funding Escrow Properties, unless and until the Funding Escrow Properties are sold, sold and leased back or otherwise disposed of);

           (3) Use Funding Escrow Properties. Use the Funding Escrow Properties for any purpose whatsoever for no cost or charge whatsoever at all times during the existence of the Funding Escrow, unless and until such Funding Escrow Properties so used are sold, sold and leased back or otherwise disposed of pursuant to this Agreement; and

           (4) Substitution. Substitute for all of the Funding Escrow Properties Conveyance Documents and the Funding Escrow Mortgages applicable to the Funding Escrow Properties in the Funding Escrow an amount of Cash equal to $12,375,924 (in which case all Funding Escrow Mortgages shall be released by the Escrow Agent); provided however, that if the Debtors have, prior to the Effective Date, entered into a contract to sell, sell and lease back or otherwise dispose of one or more of the Funding Escrow Properties, the Cash proceeds thereof (or, if such Cash proceeds have not been received prior to the Effective Date, the right to receive such Cash proceeds) shall be transferred into the Funding Escrow and the $12,375,924 otherwise required for such substitution shall be reduced by an amount equal to such proceeds.

      4.3. Funding Escrow Mortgages. To secure the Company's interest payment obligations under the terms of the New Notes through and including July 31, 2000, the Company and EBAS shall grant to the Escrow Agent a security interest in the Funding Escrow Properties pursuant to the Funding Escrow Mortgages; provided, however, that if the Debtors have, prior to the Effective Date, entered into a contract to sell, sell and lease back or otherwise dispose of, one or more of the Funding Escrow Properties, no Funding Escrow Mortgage shall be granted on any such Funding Escrow Property; and provided further that, if such a sale, sale and lease back or other disposition is not consummated within 60 days after the Effective Date, such a Funding Escrow Mortgage shall be granted. Upon the consummation by the Company or EBAS of a sale, sale and lease back or other disposition of one or more of the Funding Escrow Properties, the related Funding Escrow Mortgage shall be released. If the Escrow Agent forecloses upon any of the Funding Escrow Properties under the terms of the Funding Escrow Mortgages, the Escrow Agent shall promptly thereafter distribute to the Indenture Trustee, for the benefit of the holders of the New Notes under the New Notes Indentures, that amount of any Cash proceeds resulting therefrom (net of all reasonable costs of and expenses incurred by the Escrow Agent in connection therewith) equal to the lesser of (1) the interest payments required to be paid by the Company under the terms of the New Notes through and including July 31, 2000 that are then due and payable and (2) such Cash proceeds. The maximum amount to be secured by the Funding Escrow Mortgages shall not exceed in the aggregate $21,975,924.

      4.4. Return of Funding Escrow Assets and Release of Funding Escrow Mortgages. If all interest payments required to be paid by the Company under the terms of the New Notes through and including July 31, 2000 have been so paid by the Company, then (1) all Funding Escrow Assets remaining after such payment shall be returned to the Company by the Escrow Agent, free and clear of all claims, liens, encumbrances and contractually imposed restrictions arising under or related to this Agreement and the Plan and any documents or instruments relating thereto (including the release of the related Funding Escrow Mortgages), as instructed by the Company, and (2) the Escrow Agent shall release all Funding Escrow Mortgages.

5.   OTHER PROVISIONS AFFECTING THE ESCROW AGENT.

      5.1.  Fees.   For the Escrow Agent's services hereunder, the  Company
shall pay the Escrow Agent the fees and shall reimburse the Escrow Agent the expenses set forth on Annex A attached hereto.

      5.2. Indemnification. The Company covenants and agrees to indemnify the Escrow Agent and to hold the Escrow Agent harmless against any and all losses, liabilities, costs, claims, damages or expenses, including judgments, costs and reasonable attorney's fees, for anything done or omitted by the Escrow Agent in the execution of the Escrow Agent's duties and powers hereunder, except losses, liabilities, costs, claims, damages or expenses incurred as a result of negligence, willful misconduct or bad faith on the part of the Escrow Agent. With respect to any and all losses, liabilities, costs, claims, damages or expenses, including judgments, costs and reasonable attorney's fees, that may be incurred by the Company or any of its subsidiaries or, to the extent not one of such subsidiaries, any of the Reorganized Debtors, or any of their respective officers, directors or employees, related to, arising out of or in connection with this Agreement and the transactions contemplated hereby, the Funding Escrow Assets shall be used, if so directed by the Company, to indemnify the Company and such subsidiaries, Reorganized Debtors, officers, directors or employees therefrom, except with respect to losses, liabilities, costs, claims, damages or expenses incurred as a result of negligence, willful misconduct or bad faith on the part of the Company or such subsidiaries, Reorganized Debtors, officers, directors or employees, as the case may be.

      5.3. Authorized Representative of the Company and EBAS. Set forth on Annex B hereto is a list of the names, positions and specimen signatures of the persons authorized to act for the Company and EBAS under this Agreement. The Secretary or any Assistant Secretary of the Company and EBAS shall, from time to time, if requested by the Escrow Agent, certify to the Escrow Agent the names and signatures of any other persons authorized to act for the Company and EBAS under this Agreement.

      5.4. Instructions. Any instructions given to the Escrow Agent orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable.

      5.5. Other Protections. As Escrow Agent for the Company hereunder, the Escrow Agent:
     (1) shall have no duties or obligations other than those specifically set forth herein or in a written supplement hereto or amendment hereof executed and delivered by the Company, EBAS and the Escrow Agent;

      (2) shall not be obligated to take any legal action hereunder which might, in the Escrow Agent's reasonable judgment and after consultation with the Company, involve any expense or liability unless the Escrow Agent has been furnished with reasonable indemnity;

      (3) may rely on and be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to the Escrow Agent and reasonably believed by the Escrow Agent to be genuine and correct and to have been signed by the proper party or parties, and may take the statements made therein as correct without any affirmative duty of investigation;

     (4) shall not be liable for any recital or statement contained in any documents other than those prepared by or on behalf of the Escrow Agent or the Escrow Agent's counsel;

      (5) shall not be responsible for any failure on the part of the Company or EBAS to comply with any of its covenants and obligations contained in the Plan;

      (6) may rely on, and shall be protected in acting upon, the written or oral (unless expressly required to be in writing hereunder) instructions of the Company (and telephone instructions reasonably believed by the Escrow Agent to be instructions of the Company) with respect to the Escrow Agent's duties hereunder, and shall not be liable for any action taken, suffered or omitted by the Escrow Agent hereunder, in accordance with any such instructions; and

      (7) may consult with counsel satisfactory to the Escrow Agent, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with such opinion of counsel.

      5.6. Distribution Records. The Escrow Agent shall maintain a written record of all distributions made by it hereunder and shall deliver to the Company, as soon as practicable but in no event later than two Business Days after request therefor by the Company, a complete copy of such records.

6.   TERM AND TERMINATION.

      6.1. Term. This Agreement shall commence on the Effective Date and shall remain in full force and effect until the Termination Date. As used in this Agreement, the term Termination Date shall mean 30 days after the date on which there are no longer any Funding Escrow Assets in the Funding Escrow.

      6.2. Effect of Termination. From and after the Termination Date, the respective rights and duties of the Company, EBAS and the Escrow Agent under this Agreement shall cease, provided that, notwithstanding anything to the contrary set forth in this Agreement, Sections 5.1 and 5.2 hereof shall survive any termination of this Agreement.

7.   MISCELLANEOUS.

     7.1. Notices. Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company, EBAS or the Escrow Agent by the other party hereto shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) or sent by registered or certified mail, return receipt requested and postage prepaid, as follows:

     (1)  If to the Company, to it at:

          Edison Brothers Stores, Inc.
          501 North Broadway
          St. Louis, Missouri  63102
          Attention:  Alan A. Sachs, Esq.
          Telephone No.:  (314) 331-6565
          Telecopy No.:  (314) 331-6554

          with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
               New York, New York 10153
          Attention: Richard P. Krasnow, Esq.
          Telephone No.: (212) 310-8000
          Telecopy No.:  (212) 310-8007

                         or

          (2)  If to EBAS, to it at:

          Edison Brothers Apparel Stores, Inc.
          501 North Broadway
          St. Louis, Missouri  63102
          Attention:  Alan A. Sachs, Esq.
          Telephone No.:  (314) 331-6565
          Telecopy No.:  (314) 331-6554

          with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
               New York, New York 10153
          Attention: Richard P. Krasnow, Esq.
          Telephone No.: (212) 310-8000
          Telecopy No.:  (212) 310-8007

                         or

     (3)  If to the Escrow Agent, to it at:

          Mercantile Trust Company, N.A.
          P. O. Box 387
          Tram 16-6
          St. Louis, Missouri 63166-0387
          Attention:  Mary Parker, Vice President
          Telephone No.:  (314) 425-1716
          Telecopy No.:   (314) 425-2922

          with a copy to:

          William A. Johnson, Esq.
          Senior Attorney-Trust
          Mercantile Bancorporation Inc.
          One Mercantile Center
          7th and Washington
          Tram 10-7
          St. Louis, Missouri 63101
          Telephone No.:  (314) 425-8168
          Telecopy No.:   (314) 425-1386

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 7.1. All such communications shall, when so telecopied or delivered by hand or sent by registered or certified mail, be effective when telecopied with confirmation of receipt or received by the addressee or three Business Days after deposit in the United States mail, respectively. Any person that telecopies any communication hereunder to any person shall, on the same date as such telecopy is transmitted, also send, by first class mail, postage prepaid and addressed to such person as specified above, an original copy of the communication so transmitted. A copy of any notice provided by one party to the other party hereunder shall also be provided by the party providing such notice to the Indenture Trustee at the address thereof set forth in the New Notes Indenture.

      7.2. No Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and nothing contained herein shall be construed to give any third party any benefits or right hereunder, except that the Indenture Trustee shall be a third-party beneficiary of this Agreement.

      7.3. Entire Agreement; Modifications. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements of the parties hereto with respect thereto, whether written, oral or otherwise. This Agreement may not be changed, modified or altered except by an agreement in writing executed and delivered on behalf of the Company, EBAS and the Escrow Agent.

     7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

      7.5. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, such prohibition shall not affect the validity of the remaining provisions of this Agreement.

      7.6. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

      7.7. Plurals. Whenever the context herein may require, the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      7.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      7.9. Assignability. This Agreement may not be assigned by the Escrow Agent without the prior written consent of the Company.


           IN WITNESS WHEREOF, the Company, EBAS and the Escrow Agent have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         EDISON BROTHERS STORES, INC.


                         By:
                         Name:  David B. Cooper, Jr.
                            Title:    Executive    Vice    President    and
      Chief Financial Officer

                         EDISON BROTHERS APPAREL STORES, INC.


                         By:
                         Name:  David B. Cooper, Jr.
                         Title: Vice President and Treasurer


                         MERCANTILE TRUST COMPANY, N.A.,
                            as Escrow Agent


                         By:
                         Name:
                         Title:
                                  Annex A

                    Company/Escrow Agent Fee Agreement


                                  Annex B

                 Names, positions and specimen signatures
                     of persons authorized to act for
                       Edison Brothers Stores, Inc.


          Name and Position          Specimen Signature
David B. Cooper, Jr.
Executive Vice President
and Chief Financial   Officer

Alan A. Sachs,
Executive Vice President
General Counsel and Secretary





                 Names, positions and specimen signatures
                     of persons authorized to act for
                   Edison Brothers Apparel Stores, Inc.


          Name and Position          Specimen Signature
David B. Cooper, Jr.
Vice President and Treasurer



Alan A. Sachs,
Vice President and Secretary




                                   Exhibit A

                            Funding Escrow Mortgages